Exhibit 99.1

Contacts:
ACADIA Pharmaceuticals Inc.
Thomas H. Aasen, Executive Vice President,
Chief Financial Officer and Chief Business Officer
Lisa Barthelemy, Director of Investor Relations
(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS
THIRD QUARTER 2013 FINANCIAL RESULTS

SAN DIEGO, CA November 6, 2013 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders, today announced its unaudited financial results for the third quarter ended September 30, 2013.

ACADIA reported a net loss of $10.7 million, or $0.12 per common share, for the third quarter of 2013 compared to a net loss of $2.4 million, or $0.04 per common share, for the third quarter of 2012. The net losses for the third quarters of 2013 and 2012 included $1.9 million and $488,000, respectively, in non-cash, stock-based compensation expense. For the nine months ended September 30, 2013, ACADIA reported a net loss of $25.9 million, or $0.31 per common share, compared to a net loss of $14.0 million, or $0.26 per common share, for the comparable period of 2012.

At September 30, 2013, ACADIA’s cash, cash equivalents and investment securities totaled $196.2 million compared to $108.0 million at December 31, 2012. The increase in ACADIA’s cash position was primarily due to $107.9 million in net proceeds raised from a public stock offering in May 2013 offset in part by cash used to fund ACADIA’s operations. ACADIA expects that its cash, cash equivalents and investment securities will be greater than $183 million at December 31, 2013.

“We remain focused on building value in our pimavanserin franchise and advancing our pipeline,” said Uli Hacksell, Ph.D., ACADIA’s Chief Executive Officer. “During the third quarter of 2013, we continued to build on the strong momentum established in the first half of the year and made important progress in advancing our Parkinson’s disease psychosis program with pimavanserin toward registration. We remain on track for a targeted NDA submission near the end of 2014.  In parallel, we are finalizing study start-up activities for our Phase II trial in Alzheimer’s disease psychosis that is scheduled for initiation this month.”

Revenues decreased to $240,000 for the third quarter of 2013 from $3.5 million for the third quarter of 2012. This decrease in revenue was primarily due to the termination of ACADIA’s collaboration with Meiji Seika Pharma in July 2012, which resulted in the recognition of the remaining $3.0 million of deferred revenue from this collaboration at that time.

Research and development expenses increased to $7.3 million for the third quarter of 2013, including $690,000 in stock-based compensation, from $4.4 million for the third quarter of 2012, including $157,000 in stock-based compensation. This increase was primarily due to increased development expenses incurred in ACADIA’s Phase III program with pimavanserin, as well as increased personnel and stock-based compensation costs associated with the Company’s research and development organization.

General and administrative expenses increased to $3.8 million for the third quarter of 2013, including $1.2 million in stock-based compensation, from $1.5 million for the third quarter of 2012, including $331,000 in stock-based compensation. This increase was primarily due to increased stock-based compensation expense, as well as increased personnel costs and professional fees.

Conference Call and Webcast Information

ACADIA management will review its third quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-953-6856 for participants in the U.S. or Canada and 617-399-3480 for international callers (reference passcode 85950233). A telephone replay of the conference call may be accessed through November 20, 2013 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 82582738). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until November 20, 2013.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders. ACADIA has a pipeline of product candidates led by pimavanserin, which is in Phase III development as a potential first-in-class treatment for Parkinson's disease psychosis. ACADIA also has clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc. and two advanced preclinical programs directed at Parkinson’s disease and other neurological disorders. All product candidates are small molecules that emanate from discoveries made at ACADIA. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs, either alone or with a partner, including the progress and expected timing of clinical trials, including the planned trial for pimavanserin in ADP, the targeted timing of an NDA submission for pimavanserin, the clinical benefits to be derived from ACADIA’s product candidates, in each case including pimavanserin, ACADIA’s projected cash balance at December 31, 2013, and ACADIA’s product and commercial opportunities. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others, the fact that past results of clinical trials may not be indicative of future trial results, and the risks and uncertainties associated with obtaining regulatory approvals for ACADIA’s product candidates. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2012 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Collaborative revenues	$240	$3,478	$1,108	$4,527

Operating expenses
Research and development (includes stock-based compensation of $690, $157, $1,417, and $450, respectively)	7,254	4,400	18,797	13,893
General and administrative (includes stock-based compensation of $1,201, $331, $2,120 and $929, respectively)	3,797	1,485	8,444	4,701
Total operating expenses	11,051	5,885	27,241	18,594
Loss from operations	(10,811)	(2,407)	(26,133)	(14,067)
Interest income, net	116	5	234	28
Net loss	$(10,695)	$(2,402)	$(25,899)	$(14,039)
Net loss per common share, basic and diluted	$(0.12)	$(0.04)	$(0.31)	$(0.26)
Weighted average common shares outstanding, basic and diluted	89,504	53,911	83,946	53,262

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	September 30, 2013	December 31, 2012(1)

Assets
Cash, cash equivalents and investment securities	$196,180	$107,967
Prepaid expenses, receivables and other current assets	2,495	581
Total current assets	198,675	108,548
Other noncurrent assets	610	42
Total assets	$199,285	$108,590
Liabilities, redeemable common stock and stockholders’ equity
Total liabilities	$7,872	$5,948
Redeemable common stock	10,659	17,658
Stockholders’ equity	180,754	84,984
Total liabilities, redeemable common stock and stockholders’ equity	$199,285	$108,590

(1)    The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited financial statements at such date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.